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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statement on Form S-4 of Western Resources, Inc. and NKC, Inc. on Form S-4 of our report dated January 30, 1998, on our audits of the consolidated financial statements of Kansas City Power & Light Company and Subsidiary as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                              /s/ COOPERS & LYBRAND L.L.P.

Kansas City, Missouri
June 9, 1998